Exhibit 99.1

FINAL FOR RELEASE

Contact:
Chad Holmes	Jamie Bernard
Chief Financial Officer	Senior Associate
Charles River Associates	Sharon Merrill Associates, Inc.
312-377-2322	617-542-5300

CHARLES RIVER ASSOCIATES (CRA) ANNOUNCES
FOURTH QUARTER AND FULL YEAR FISCAL 2015 FINANCIAL RESULTS
CONSISTENT WITH UPDATED GUIDANCE

Headcount Increased by 13% from 2014; CRA Positioned for Growth in Quarters Ahead

BOSTON, February 18, 2016 — Charles River Associates (NASDAQ: CRAI), a worldwide leader in providing economic, financial, and management consulting services, today announced financial results for the fiscal fourth quarter and year ended January 2, 2016.

“We continued to see strong demand for our portfolio of services in fiscal 2015,” said Paul Maleh, CRA’s President and Chief Executive Officer. “For fiscal 2015, companywide utilization of 74% and non-GAAP revenue of $299.8 million were driven by our largest and most prominent practice, Antitrust & Competition Economics, which achieved another year of record performance, with strong contributions from both North America and Europe. As we celebrated our 50th anniversary in 2015, we maintained our focus on professional development, invested in our infrastructure, and increased consulting headcount relative to the end of fiscal 2014 by 13% to 511.”

“We welcomed nearly 100 new consultants during the second half of the year, which positions CRA for growth in the quarters ahead,” Maleh said. “While we are thrilled with the additions of our new colleagues, slower than expected integration was the primary contributor to a companywide utilization of 68% for the fourth quarter of fiscal 2015. We remain focused on our integration efforts and continue to see improved productivity from our new colleagues. Project lead flow and new project originations remain strong, which should help drive higher utilization and revenue going forward.”

Fourth Quarter Fiscal 2015 Results

Revenue for the fourth quarter of fiscal 2015 was $72.5 million, compared with $78.5 million for the fourth quarter of fiscal 2014.  Non-GAAP revenue for the fourth quarter of fiscal 2015 was $71.6 million, compared with $77.4 million for the fourth quarter of fiscal 2014.  Both GAAP and non-GAAP results for the fourth quarter of fiscal 2015 reflect 13 weeks of operations, whereas the fourth quarter of fiscal 2014 had 14 weeks of operations.

Adjusted EBITDA for the fourth quarter of fiscal 2015 was $5.3 million, or 7.4% of revenue, compared with $12.5 million, or 16.0% of revenue, for the fourth quarter of fiscal 2014. On a non-GAAP basis, Adjusted EBITDA for the fourth quarter of fiscal 2015 was $9.9 million, or 13.8% of revenue, compared with $12.6 million, or 16.3% of revenue, for the fourth quarter of fiscal 2014.

Net loss for the fourth quarter of fiscal 2015 was $1.3 million, or $0.15 per diluted share, which includes the effect of a non-cash goodwill impairment charge relating to NeuCo of $4.5 million. This compares with net income for the fourth quarter of fiscal 2014 of $3.8 million, or $0.40 per diluted share. NeuCo’s goodwill impairment charge does not affect CRA’s liquidity position, cash flow, or bank line of credit, nor does it have any effect on CRA’s operations. Non-GAAP net income for the fourth quarter of fiscal 2015 was $0.2 million, or $0.03 per diluted share, compared with $3.9 million, or $0.41 per diluted share, for the fourth quarter of fiscal 2014.

The effective tax rate for the fourth quarter of fiscal 2015 was negative 1.4%, compared with 37.8% for the fourth quarter of fiscal 2014. The non-GAAP effective tax rate for the fourth quarter of fiscal 2015 was 87.6%, compared with 36.3% for the fourth quarter of fiscal 2014. This unusually high non-GAAP effective tax rate is primarily related to lower than expected pre-tax fourth quarter earnings and a change in the jurisdictional mix of profits.  For fiscal year 2015, the effective tax rate was 46.5%, compared with 42.5% for fiscal year 2014. The non-GAAP effective tax rate was 41.2% for fiscal year 2015, compared with 41.1% for fiscal year 2014.

On a constant currency basis relative to the fourth quarter of fiscal 2014, non-GAAP revenue for the fourth quarter of fiscal 2015 would have increased by approximately $1.0 million to $72.5 million; non-GAAP Adjusted EBITDA would have increased by approximately $0.1 million to $10.0 million, or 13.8% of revenue; and non-GAAP net income would have increased by roughly $0.1 million to $0.3 million, or by approximately $0.01 per diluted share to $0.04 per diluted share.

Full-Year Fiscal 2015 Summary

For the full-year fiscal 2015, CRA reported revenue of $303.6 million, and Adjusted EBITDA margin of 13.5%.  On a non-GAAP basis, revenue was $299.8 million, and non-GAAP Adjusted EBITDA margin was 15.6%. Consistent with updated guidance provided on January 22, 2016, if adjusted on a constant currency basis relative to fiscal 2014, non-GAAP revenue would have increased to $306.1 million, while non-GAAP Adjusted EBITDA margin would have increased to 15.8%.

A complete reconciliation between GAAP and non-GAAP financial measures for the fourth quarters and full years of fiscal 2015 and fiscal 2014 is provided in the financial tables at the end of this release and described under the heading “Non-GAAP Financial Measures” below.

Outlook and Financial Guidance

For full-year fiscal 2016, on a constant currency basis relative to fiscal 2015, CRA expects non-GAAP revenue in the range of $312 million to $322 million, and non-GAAP Adjusted EBITDA margin in the range of 15.8% to 16.6%. “While we are encouraged by our strong lead flow and demands in the marketplace, we remain mindful that uncertainties around global economic conditions and continued integration of our new colleagues can affect our business,” Maleh concluded.

Conference Call Information and Prepared CFO Remarks

CRA will host a conference call this morning at 10:00 a.m. ET to discuss its fourth-quarter and full-year 2015 financial results. To listen to the live call, please visit the “Investor Relations” section of CRA’s website at http://www.crai.com, or dial (877) 709-8155 or (201) 689-8881. An archived version of the webcast will be available on CRA’s website for one year.

In combination with this press release, CRA has posted prepared remarks by its CFO Chad Holmes under “Conference Call Materials” in the investor relations section on CRA’s website at http://www.crai.com. These remarks are offered to provide the investment community with additional background on CRA’s financial results prior to the start of the conference call.

About Charles River Associates (CRA)
Charles River Associates® is a global consulting firm specializing in litigation, regulatory, financial, and management consulting. CRA advises clients on economic and financial matters pertaining to litigation and regulatory proceedings, and guides corporations through critical business strategy and performance-related issues. Since 1965, clients have engaged CRA for its unique combination of functional expertise and industry knowledge, and for its objective solutions to complex problems. Headquartered in Boston, CRA has offices throughout the world and celebrated its 50th anniversary in 2015. Detailed information about Charles River Associates, a registered trade name of CRA International, Inc., is available at www.crai.com. Follow us on LinkedIn, Twitter, and Facebook.

NON-GAAP FINANCIAL MEASURES

In addition to reporting its financial results in accordance with U.S. generally accepted accounting principles, or GAAP, the Company has also provided in this release non-GAAP financial information. The Company believes that the use of non-GAAP measures in addition to GAAP measures is a useful method of evaluating its results of operations. The Company believes that presenting its financial results excluding the items identified below is important to investors and management because it is more indicative of the Company’s ongoing operating results and financial condition. These non-GAAP financial measures should be considered in conjunction with, but not as a substitute for, the financial information presented in accordance with GAAP, and the results calculated in accordance with GAAP and reconciliations to those results should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Specifically, for the fourth quarter of fiscal 2014, the 2014 fiscal year, and for the full 2016 fiscal year guidance, the Company has excluded NeuCo’s results, and for the fourth quarter of fiscal 2015 and the full 2015 fiscal year, the Company has excluded NeuCo’s results (including its non-cash goodwill impairment charge in the fourth quarter of 2015) and a non-cash change in estimate associated with a contingent liability for a future contingent consideration payment related to a prior acquisition. Also, in calculating “Adjusted EBITDA” from income (loss) from operations for these fiscal periods, the Company has excluded the following non-cash expenses: depreciation and amortization, share-based compensation expenses, and amortization of forgivable loans.

Finally, the Company also believes that fluctuations in foreign currency exchange rates can significantly affect its financial results and provides a constant currency presentation to supplement disclosures regarding its results of operations and performance. The Company calculates constant currency amounts relative to a prior period, which also constitute non-GAAP financial information, by converting its current period local currency financial results using the prior period exchange rates. The Company has presented in this press release its non-GAAP revenue, net income, earnings per diluted share and Adjusted EBITDA for the fourth quarter of fiscal 2015 on a constant currency basis relative to the fourth quarter of fiscal 2014, its fiscal 2015 non-GAAP revenue and Adjusted EBITDA on a constant currency basis relative to fiscal 2014, and its guidance for fiscal 2016 non-GAAP revenue and Adjusted EBITDA on a constant currency basis relative to fiscal 2015.

SAFE HARBOR STATEMENT

Statements in this press release concerning our future business, operating results and financial condition, including guidance on future non-GAAP revenue and non-GAAP Adjusted EBITDA, and statements regarding project lead flow and originations driving future utilization and revenue growth or the effect of our integration efforts of consulting staff on productivity, and statements using the terms “expect,” “position,” “anticipate,” “believe,” “seek,” “should,” “target,” or similar expressions, are “forward-looking” statements as defined in Section 21 of the Exchange Act. These statements are based upon our current expectations and various underlying assumptions. Although we believe there is a reasonable basis for these statements and assumptions, and these statements are expressed in good faith, these statements are subject to a number of additional factors and uncertainties.  Our actual non-GAAP revenue and non-GAAP Adjusted EBITDA margin in fiscal 2016 on a constant currency basis relative to fiscal 2015 could differ materially from the guidance presented herein, and our actual performance and results may differ materially from the performance and results contained or implied by the other forward-looking statements made herein, due to many important factors.  These factors include, but are not limited to, the loss of key employee consultants or non-employee experts; their failure to generate engagements for us; our inability to attract, hire or retain qualified consultants or to integrate and utilize existing consultants and personnel; the unpredictable nature and risk of litigation-related projects; dependence on the growth of our management consulting practice; the change in demand for our services; the potential loss of clients; changes in the law that affect our practice areas; global economic conditions; foreign exchange rate fluctuations; intense competition; our attributable annual cost savings; changes in our effective tax rate; share dilution from our stock-based compensation; integration and generation of existing and new clients; unanticipated expenses and liabilities; the risk of impairment write downs to our intangible assets, including goodwill; risks associated with acquisitions (past, present and future); risks inherent in international operations; changes in accounting standards, rules and regulations; integration and management of new and existing offices; the ability of clients to terminate engagements with us on short notice; our ability to collect on forgivable loans should any become due; general economic conditions; the performance of our NeuCo subsidiary; and professional and other legal liability. Further information on these and other potential factors that could affect our future business, operating results and financial condition is included in our periodic filings with the Securities and Exchange Commission, including risks under the heading “Risk Factors.” We cannot guarantee any future results, levels of activity, performance or achievement. We undertake no obligation to update any forward-looking statements after the date of this press release, and we do not intend to do so.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS INCLUDING A RECONCILIATION TO NON-GAAP RESULTS

FOR THE QUARTER ENDED JANUARY 2, 2016 COMPARED TO THE QUARTER ENDED JANUARY 3, 2015

(In thousands, except per share data)

	Quarter Ended January 2, 2016						Quarter Ended January 3, 2015
		GAAP	Adjustments to	Adjustments to		Non-GAAP		GAAP	Adjustments to		Non-GAAP
	GAAP	% of	GAAP Results	GAAP Results	Non-GAAP	% of	GAAP	% of	GAAP Results	Non-GAAP	% of
	Results	Revenues	(Contingent Liability) (1)	(NeuCo) (2)	Results	Revenues	Results	Revenues	(NeuCo) (2)	Results	Revenues

Revenues	$72,460	100.0%	$—	$906	$71,554	100.0%	$78,459	100.0%	$1,033	$77,426	100.0%
Costs of services	51,127	70.6%	(71)	318	50,880	71.1%	52,861	67.4%	319	52,542	67.9%
Gross profit	21,333	29.4%	71	588	20,674	28.9%	25,598	32.6%	714	24,884	32.1%

Selling, general and administrative expenses	17,334	23.9%	—	660	16,674	23.3%	17,777	22.7%	831	16,946	21.9%
Depreciation and amortization	1,785	2.5%	—	—	1,785	2.5%	1,697	2.2%	—	1,697	2.2%
NeuCo goodwill impairment	4,524	6.2%	—	4,524	—	0.0%	—	0.0%	—	—	0.0%
(Loss) income from operations	(2,310)	-3.2%	71	(4,596)	2,215	3.1%	6,124	7.7%	(117)	6,241	8.0%

Interest and other expense, net	(243)	-0.3%	—	(14)	(229)	-0.3%	(102)	-0.1%	—	(102)	-0.1%
(Loss) income before benefit (provision) for income taxes and noncontrolling interest	(2,553)	-3.5%	71	(4,610)	1,986	2.8%	6,022	7.6%	(117)	6,139	7.9%
(Provision) benefit for income taxes	(36)	0.0%	—	1,703	(1,739)	-2.4%	(2,279)	-2.9%	(50)	(2,229)	-2.9%
Net (loss) income	(2,589)	-3.5%	71	(2,907)	247	0.4%	3,743	4.7%	(167)	3,910	5.0%
Net loss attributable to noncontrolling interests, net of tax	1,282	1.7%	—	1,282	—	0.0%	73	0.1%	73	—	0.0%
Net (loss) Income attributable to CRA International, Inc.	$(1,307)	-1.8%	$71	$(1,625)	$247	0.4%	$3,816	4.8%	$(94)	$3,910	5.0%

Net (loss) income per share attributable to CRA International, Inc.:
Basic	$(0.15)				$0.03		$0.41			$0.42
Diluted	$(0.15)				$0.03		$0.40			$0.41

Weighted average number of shares outstanding:
Basic	8,876				8,876		9,344			9,344
Diluted	8,876				9,039		9,560			9,560

(1) This adjustment includes activity related to a decrease in the liability for future contingent consideration payments in connection with a prior acquisition.

(2) These adjustments include activity related to NeuCo in the Company’s GAAP results, including a $4.5 million goodwill impairment charge.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS INCLUDING A RECONCILIATION TO NON-GAAP RESULTS

FOR THE FISCAL YEAR ENDED JANUARY 2, 2016 COMPARED TO THE FISCAL YEAR ENDED JANUARY 3, 2015

(In thousands, except per share data)

	Fiscal Year Ended January 2, 2016						Fiscal Year Ended January 3, 2015
		GAAP	Adjustments to	Adjustments to		Non-GAAP		GAAP	Adjustments to		Non-GAAP
	GAAP	% of	GAAP Results	GAAP Results	Non-GAAP	% of	GAAP	% of	GAAP Results	Non-GAAP	% of
	Results	Revenues	(Contingent Liability) (1)	(NeuCo) (2)	Results	Revenues	Results	Revenues	(NeuCo) (2)	Results	Revenues

Revenues	$303,559	100.0%	$—	$3,765	$299,794	100.0%	$306,371	100.0%	$4,771	$301,600	100.0%
Costs of services	207,650	68.4%	762	1,359	205,529	68.6%	206,813	67.5%	1,475	205,338	68.1%
Gross profit	95,909	31.6%	(762)	2,406	94,265	31.4%	99,558	32.5%	3,296	96,262	31.9%

Selling, general and administrative expenses	72,439	23.9%	—	3,065	69,374	23.1%	69,074	22.5%	3,592	65,482	21.7%
Depreciation and amortization	6,552	2.2%	—	—	6,552	2.2%	6,443	2.1%	—	6,443	2.1%
NeuCo goodwill impairment	4,524	1.5%	—	4,524	—	0.0%	—	0.0%	—	—	0.0%
Income (loss) from operations	12,394	4.0%	(762)	(5,183)	18,339	6.1%	24,041	7.9%	(296)	24,337	8.1%

Interest and other expense, net	(579)	-0.1%	—	557	(1,136)	-0.4%	(726)	-0.2%	(23)	(703)	-0.2%
Income (loss) before provision for income taxes and noncontrolling interest	11,815	3.9%	(762)	(4,626)	17,203	5.7%	23,315	7.7%	(319)	23,634	7.9%
(Provision) benefit for income taxes	(5,490)	-1.8%	—	1,604	(7,094)	-2.4%	(9,908)	-3.2%	(205)	(9,703)	-3.2%
Net income (loss)	6,325	2.1%	(762)	(3,022)	10,109	3.3%	13,407	4.5%	(524)	13,931	4.7%
Net loss attributable to noncontrolling interests, net of tax	1,332	0.4%	—	1,332	—	0.0%	231	0.1%	231	—	0.0%
Net income (loss) attributable to CRA International, Inc.	$7,657	2.5%	$(762)	$(1,690)	$10,109	3.3%	$13,638	4.6%	$(293)	$13,931	4.7%

Net income (loss) per share attributable to CRA International, Inc.:
Basic	$0.84				$1.12		$1.40			$1.43
Diluted	$0.83				$1.10		$1.38			$1.41

Weighted average number of shares outstanding:
Basic	9,010				9,010		9,747			9,747
Diluted	9,195				9,195		9,897			9,897

(1) This adjustment includes activity related to an increase in the liability for future contingent consideration payments in connection with a prior acquisition.

(2) These adjustments include activity related to NeuCo in the Company’s GAAP results, including a $4.5 million goodwill impairment charge.

CRA INTERNATIONAL, INC.

UNAUDITED ADJUSTED EBITDA INCLUDING A RECONCILIATION TO NON-GAAP ADJUSTED EBITDA

FOR THE FISCAL QUARTER AND YEAR ENDED JANUARY 2, 2016 COMPARED TO THE FISCAL QUARTER AND YEAR ENDED JANUARY 3, 2015

(In thousands)

	Quarter Ended January 2, 2016						Quarter Ended January 3, 2015
	GAAP	GAAP	Adjustments to	Adjustments to	Non-GAAP	Non-GAAP	GAAP	GAAP	Adjustments to	Non-GAAP	Non-GAAP
	Quarter Ended	% of	GAAP Results	GAAP Results	Quarter Ended	% of	Quarter Ended	% of	GAAP Results	Quarter Ended	% of
	January 2, 2016	Revenues	(Contingent Liability) (1)	(NeuCo) (2)	January 2, 2016	Revenues	January 3, 2015	Revenues	(NeuCo) (2)	January 3, 2015	Revenues

(Loss) Income from operations	$(2,310)	-3.2%	$71	$(4,596)	$2,215	3.1%	$6,124	7.8%	$(117)	$6,241	8.1%
Depreciation and amortization	1,785	2.5%	—	—	1,785	2.5%	1,697	2.2%	—	1,697	2.2%
EBITDA	(525)	-0.7%	71	(4,596)	4,000	5.6%	7,821	10.0%	(117)	7,938	10.3%
Share-based compensation expenses	1,365	1.9%	—	—	1,365	1.9%	1,496	1.9%	—	1,496	1.9%
Amortization of forgivable loans	4,493	6.2%	—	—	4,493	6.3%	3,203	4.1%	—	3,203	4.1%
Adjusted EBITDA	$5,333	7.4%	$71	$(4,596)	$9,858	13.8%	$12,520	16.0%	$(117)	$12,637	16.3%

	Year to Date Period Ended January 2, 2016						Year to Date Period Ended January 3, 2015
	GAAP				Non-GAAP		GAAP			Non-GAAP
	Year to Date	GAAP	Adjustments to	Adjustments to	Year to Date	Non-GAAP	Year to Date	GAAP	Adjustments to	Year to Date	Non-GAAP
	Period Ended	% of	GAAP Results	GAAP Results	Period Ended	% of	Period Ended	% of	GAAP Results	Period Ended	% of
	January 2, 2016	Revenues	(Contingent Liability) (1)	(NeuCo) (2)	January 2, 2016	Revenues	January 3, 2015	Revenues	(NeuCo) (2)	January 3, 2015	Revenues

Income (loss) from operations	$12,394	4.0%	$(762)	$(5,183)	$18,339	6.1%	$24,041	7.9%	$(296)	$24,337	8.1%
Depreciation and amortization	6,552	2.2%	—	—	6,552	2.2%	6,443	2.1%	—	6,443	2.1%
EBITDA	18,946	6.2%	(762)	(5,183)	24,891	8.3%	30,484	10.0%	(296)	30,780	10.2%
Share-based compensation expenses	5,770	1.9%	—	—	5,770	1.9%	5,619	1.8%	—	5,619	1.8%
Amortization of forgivable loans	16,183	5.4%	—	—	16,183	5.4%	13,465	4.4%	—	13,465	4.5%
Adjusted EBITDA	$40,899	13.5%	$(762)	$(5,183)	$46,844	15.6%	$49,568	16.2%	$(296)	$49,864	16.5%

(1) This adjustment includes activity related to an increase (decrease) in the liability for future contingent consideration payments in connection with a prior acquisition.

(2) These adjustments include activity related to NeuCo in the Company’s GAAP results, including a $4.5 million goodwill impairment charge.

CRA INTERNATIONAL, INC.

 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

 (In thousands)

	January 2,	January 3,
	2016	2015 *

Assets
Cash and cash equivalents	$38,139	$48,199
Accounts receivable and unbilled, net	86,377	83,165
Other current assets	16,278	13,165
Total current assets	140,794	144,529

Property and equipment, net	31,338	14,696
Goodwill and intangible assets, net	80,561	87,060
Other assets	61,024	67,187
Total assets	$313,717	$313,472

Liabilities and shareholders’ equity
Current liabilities	$86,458	$88,273
Non-current liabilities	16,191	10,495
Total liabilities	102,649	98,768

Total shareholders’ equity	211,068	214,704
Total liabilities and shareholders’ equity	$313,717	$313,472

*Balances restated for early adoption of ASU 2015-17.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Fiscal Year Ended	Fiscal Year Ended
	January 2,	January 3,
	2016	2015
Operating activities:
Net income	$6,325	$13,407
Adjustments to reconcile net income to net cash provided by operating activities, net of effect of acquired businesses:
Non-cash items, net	20,717	7,486
Accounts receivable and unbilled services	(4,210)	1,191
Working capital items, net	(2,408)	8,066
Net cash provided by operating activities	20,424	30,150

Investing activities:
Consideration relating to acquisitions, net	—	(1,784)
Purchase of property and equipment	(17,975)	(4,192)
Payments on notes receivable	(78)	—
Collections on notes receivable	1,557	114

Net cash used in investing activities	(16,496)	(5,862)

Financing activities:
Issuance of common stock, principally stock option exercises	602	469
Payments on notes payable	(300)	(26)
Borrowings under line of credit	4,000	—
Payments under line of credit	(4,000)	—
Tax withholding payments reimbursed by restricted shares	(668)	(1,222)
Excess tax benefits from share-based compensation	128	392
Repurchase of common stock	(12,806)	(25,492)

Net cash used in financing activities	(13,044)	(25,879)

Effect of foreign exchange rates on cash and cash equivalents	(944)	(1,461)

Net decrease in cash and cash equivalents	(10,060)	(3,052)
Cash and cash equivalents at beginning of period	48,199	51,251

Cash and cash equivalents at end of period	$38,139	$48,199

Supplemental cash flow information:
Cash paid for taxes	$9,688	$15,580
Cash paid for interest	$240	$443
Issuance of common stock for acquired businesses	$42	$427
Purchases of property and equipment not yet paid for	$1,593	$—
Purchases of property and equipment paid by a third party	$2,785	$—